Exhibit 2.2

Execution Version

FIRST AMENDMENT TO TRANSACTION AGREEMENT

THIS FIRST AMENDMENT TO TRANSACTION AGREEMENT (“Amendment”) is made and entered into as of October 8, 2024, by and between Dover Corporation, a Delaware corporation (“Seller”) and Terex Corporation, a Delaware corporation (“Purchaser”).

RECITALS:

A.           WHEREAS, Seller and Purchaser have entered into that certain Transaction Agreement, dated as of July 21, 2024 (the “Transaction Agreement”);

B.            WHEREAS, in accordance with Section 13.4 of the Transaction Agreement, Seller and Purchaser may amend the Transaction Agreement by written agreement; and

C.            WHEREAS, Seller and Purchaser desire to amend the Transaction Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.             Definitions. Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Transaction Agreement.

2.             Exhibit A. Exhibit A attached to the Transaction Agreement is hereby deleted in its entirety and replaced with Exhibit A attached to this Amendment. All references in the Transaction Agreement to such Exhibit shall be deemed to refer to the Exhibit attached to this Amendment.

3.             Miscellaneous. The Transaction Agreement is amended only as expressly provided in this Amendment and shall otherwise remain in full force and effect. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Transaction Agreement, the terms of this Amendment shall, in all instances, control and prevail. The provisions set forth in Article XIII of the Transaction Agreement are herein incorporated by reference, mutatis mutandis, as if set forth in full herein.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

DOVER CORPORATION

By:	/s/ Matthew S. Gaudette
Name:	Matthew S. Gaudette
Title:	Vice President & Assistant Secretary

[Signature Page – Amendment to Transaction Agreement]

TEREX CORPORATION

By:	/s/ Scott Posner
Name:	Scott Posner
Title:	SVP, General Counsel and Secretary

[Signature Page – Amendment to Transaction Agreement]